SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2005

Mittal Steel USA ISG Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31926	71-0871875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Kinross Lakes Parkway, Richfield, Ohio, 44286-9000
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: 330-659-9100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 29, 2005, Mittal Steel Holdings N.V. (“Mittal Steel Holdings”) signed a Promissory Note promising to repay Mittal Steel USA ISG, Inc. (“Mittal Steel USA ISG”) for a loan of US$250,000,000 from Mittal Steel USA ISG to Mittal Steel Holdings.  Mittal Steel USA ISG and Mittal Steel Holdings are wholly owned subsidiaries of Mittal Steel Company N.V.

The Promissory Note provides that Mittal Steel Holdings promises to pay to Mittal Steel USA ISG the principal amount of US$250,000,000 together with interest accruing at a rate of 3.597% per annum.  The principal amount under the note, together with all accrued interest, is payable on October 28, 2005 (the “Maturity Date”), but may be prepaid, in part or in full (together with any accrued interest), at any time prior to the Maturity Date at the option of Mittal Steel Holdings, and Mittal Steel USA ISG may request the payment, in part or in full, of any amounts outstanding under the Promissory Note (including any accrued interest) prior to the Maturity Date.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEEL GROUP INC.

	By:	/ s / CARLOS M. HERNANDEZ

	Name:	Carlos M. Hernandez
	Title:	General Counsel & Secretary

Dated: July 6, 2005